UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18 , 2001

TRISM, INC.
 (Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	0-23210 (Commission File Number)	13-3491658 (I.R.S. Employer Identification Number)

4174 Jiles Road, Kennesaw, Georgia	30144
(Address of Principal Executive Offices)	(Zip Code)

(770) 795-4600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 3.

TRISM, Inc. issued a press release on December 18, 2001 announcing it filed a petition for voluntary reorganization of its operations under Chapter 11 with the U.S. Bankruptcy Court for the Western District of Missouri as debtor-in-possession under case no. 01-31323.

Item 5. Other Events.

TRISM, Inc. issued a press release on December 18, 2001 announcing the resignation, effective December 13, 2001, of Thomas P. Krasner, who had been President and Chief Executive Officer of TRISM, Inc. The Board of Directors of TRISM, Inc. has named Ralph S. Nelson as President and Chief Executive Officer. Tom McGoldrick was appointed as Vice President and Chief Financial Officer.

Item 7. Financial Statements and Exhibits.
(c)	EXHIBIT. The following exhibits are filed herewith:
	99.1	Press Release dated December 18, 2001.
	99.2	Press Release dated December 18, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISM, INC.
Date: December 27 , 2001	By:	/s/ Ralph S. Nelson
Ralph S. Nelson
President and Chief Executive Officer

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